EXHIBIT 99.1

Tenax Therapeutics Announces Reverse Stock Split

MORRISVILLE, NC, January 4, 2022 — Tenax Therapeutics, Inc. (Nasdaq: TENX), a specialty pharmaceutical company focused on identifying, developing and commercializing products that address cardiovascular and pulmonary diseases with high unmet medical need, announced today that it will be executing a reverse stock split of its outstanding shares of common stock at a ratio of 1-for-20. The reverse stock split will become effective at 5:00 pm Eastern Time on January 4, 2023. The Company’s common stock will begin trading on the Nasdaq Capital Market on a split-adjusted basis beginning upon market open on January 5, 2023, under the Company’s existing trading symbol “TENX”.

The reverse stock split was previously approved by the Company’s stockholders at the annual meeting of stockholders held on June 9, 2022, with the final ratio determined by the Company’s Board of Directors. The reverse stock split is intended to bring the Company into compliance with Nasdaq’s minimum bid price requirement. The new CUSIP number following the reverse stock split will be 88032L506.

As a result of the reverse split, every 20 shares of Company common stock will be automatically combined into one share of Company common stock. The reverse stock split will affect all stockholders uniformly and will not alter any stockholder’s percentage ownership interest in the Company’s equity, except for minor changes to the treatment of fractional shares as described below. The reverse stock split will reduce the number of shares of common stock issued and outstanding from 45,836,215 to approximately 2,291,811.

No fractional shares will be issued following the reverse stock split, and the stock will be rounded up to the nearest whole share.

As of the effective date of the reverse stock split, the number of shares of common stock available for issuance under the Company’s equity incentive plans and issuable upon the exercise of stock options and warrants outstanding immediately prior to the reverse stock split will be proportionately affected by the reverse stock split. The exercise prices of the Company’s outstanding options and warrants will be adjusted in accordance with their respective terms.

There will be no change to the number of authorized shares or the par value per share.

Additional information concerning the reverse stock split can be found in the Company’s proxy statement filed with the Securities and Exchange Commission on April 28, 2022.

The Company’s transfer agent, Issuer Direct Corporation (“Issuer Direct”), is also acting as the exchange agent for the reverse stock split. Stockholders owning shares electronically in book-entry form via a bank, broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split and will not be required to take further action in connection with the reverse stock split, subject to their brokers’ particular processes. Stockholders holding physical certificates will have their post-split positions reflected in the Company’s stockholder records with Issuer Direct and should contact Issuer Direct at (801) 272-9294 ex. 711 or Julie.Felix@issuerdirect.com for information on how to exchange their old certificated shares, if they wish to do so.

About Tenax Therapeutics

Tenax Therapeutics, Inc. is a specialty pharmaceutical company focused on identifying, developing, and commercializing products that address cardiovascular and pulmonary diseases with high unmet medical need. The Company owns North American rights to develop and commercialize subcutaneous and oral formulations of levosimendan. Tenax Therapeutics is also developing a unique oral formulation of imatinib. For more information, visit www.tenaxthera.com.

Caution Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: risks related to the effect of the reverse stock split and our continued listing on Nasdaq; our ability to raise additional money to fund our operations for at least the next 12 months as a going concern; statements regarding our future performance, our evaluation of strategic alternatives, and the results of such evaluation; risks of our clinical trials, including, but not limited to, the timing, delays, costs, design, initiation, enrollment, and results of such trials; reliance on third parties, including Orion Corporation, our manufacturers and CROs; risks regarding the formulation, production, marketing and customer acceptance of our product candidates; intellectual property risks; our ability to maintain our culture and recruit, integrate and retain qualified personnel and advisors, including on our Board of Directors; volatility and uncertainty in the global economy and financial markets in light of the evolving COVID-19 pandemic; changes in legal, regulatory and legislative environments in the markets in which we operate and the impact of these changes on our ability to obtain regulatory approval for our products; and other risks and uncertainties set forth from time to time in our SEC filings. Tenax Therapeutics assumes no obligation and does not intend to update these forward-looking statements except as required by law.

Contacts

Investor Contact:

John Mullaly

Managing Director

LifeSci Advisors, LLC

C: 617-429-3548

jmullaly@lifesciadvisors.com